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                                                                    Exhibit 10.4

                              EXECUTIVE AGREEMENT


        THIS EXECUTIVE AGREEMENT, dated and effective as of August 1, 1995, is between The Cornerstone Investments Group, Inc., a Delaware corporation (the "Company"), and William T. End (the "Executive").

        WHEREAS, the Executive has become a founding principal of the Company and an investor in the Company; and

        WHEREAS, the Company believes that obtaining the Executive's services as Executive Officer and Managing Director of the Company will be critical to its success; and

        WHEREAS, the Executive has indicated a willingness to assume the positions of Executive Officer and Managing Director of the Company;

        NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties agree as follows:

        1.  Duties. The Company hereby employs the Executive and the Executive
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   hereby accepts employment by the Company as an Executive Officer and Managing
   Director of the Company, upon the terms and subject to the conditions set forth herein. The Executive shall use such other, additional titles as shall be agreed upon between the Executive and the Company from time to time. The Executive shall, to the best of his abilities, be responsible for the management of the day-to-day business and operations of the Company, and shall perform such other duties consistent with his position as an Executive Officer and Managing Director as shall be specified from time to time by the Board of Directors. At the Company's request, the Executive shall also serve as a Managing Partner of affiliated partnerships or limited liability entities arising out of any reorganization of the Company. During the term of this Agreement, Executive and the Company agree that Executive shall be a member of the Board of Directors of the Company.

        2.  Term. The term of this Agreement commences on the effective date
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   hereof (the "Effective Date") and ends on July 31, 2000. At any time, the parties hereto may agree in writing to extend the term of this Agreement.

        3.  Performance. During the term of this Agreement, the Executive
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   shall perform his duties on behalf of the Company on a substantially full-
   time basis, allowing for such current directorships, special advisory roles and activities as set forth in Exhibit A to this Agreement, at such Company offices as may be designated by the Company from time to time.
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        4.  Compensation; Benefits.
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          (a) Salary. For the term of his employment under this Agreement, the
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Company shall pay to the Executive an annual salary of not less than $250,000 per year, payable in equal monthly installments, in advance ("Base Salary"). The Base Salary shall be increased cumulatively on an annual basis on December 31 of each year in accordance with the increases in the "Consumer Price Index - Urban Wage Earners and Clerical Workers - All Items" for Boston, Massachusetts as compared to the prior calendar year. The Executive shall receive a bonus at the end of each fiscal year. The amount of such bonus shall be determined in the discretion of the Board of Directors of the Company.

          (b) Benefits. The Company shall provide the Executive with the
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following benefits during the term of this Agreement:

              (i) An aggregate of four (4) weeks of paid vacation each calendar year, provided that the Company shall have the right to set policies from time to time on how vacation may be utilized;

              (ii) Health, dental, accident disability and life insurance coverage under such policies or plans as the Company may maintain from time to time, provided that the Executive shall receive life insurance in the amount of not less than the initial annual Base Salary of the Executive; and provided further that the Executive shall be entitled to receive such insurance benefits that may be made available to other senior executive employees of the Company or its operating subsidiaries or affiliates from time to time; and

              (iii) Such other benefits and/or insurance that may be made generally available to other senior executive employees of the Company or its operating subsidiaries or affiliates from time to time, including reimbursement for continuing professional certification and education.

     5.   Termination.
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          (a) Death. Death of the Executive shall terminate his employment with
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the Company. After the death of the Executive, the Executive's estate or other successors in interest shall be entitled to receive any compensation and benefits earned by or accrued to the Executive and unpaid at the date of his death, whether pursuant to this Agreement or otherwise. In addition to such compensation and benefits, the Executive's estate shall receive an estate allowance equal to three (3) months' salary for burial and other costs associated with the Executive's death.

          (b) Incapacity. If, during the term of this Agreement, the Executive
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is prevented from performing substantially all of his duties hereunder by reason of illness, physical or mental disability or other incapacity (collectively, "Incapacity") for a continuous period of one hundred and twenty (120) days, the Executive shall provide the Company with the written

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opinion of the Executive's health care provider with respect to the capacity or incapacity of the Executive under the terms of this Agreement. If such opinion confirms the incapacity of the Executive, the Company may upon at least thirty
(30) days' written notice to the Executive terminate the Executive's employment. In the event that the Company has reasonable cause to doubt the written opinion of the Executive's health care provider, or has failed to receive any such opinion, then the Company may require, at its expense, that the Executive obtain the written opinion of a health care provider reasonably acceptable to the Company. If any opinion is uncontested, or if the two (2) opinions express substantially similar conclusions, the opinion or opinions shall be deemed conclusive for purposes of this Agreement. Otherwise, a third opinion may be obtained from a health care provider acceptable to both earlier health care providers, and such third opinion shall be conclusive under this Agreement. In the event of termination due to Incapacity, the Executive shall be entitled to any applicable insurance benefits provided by the Company and, during only the first year of such Incapacity, that portion of the Executive's Base Salary which, when added to the payments from disability or similar such applicable insurance benefits, shall equal the Executive's annual Base Salary as adjusted pursuant to Section 4(a) above, for such year. The Executive shall not be entitled to receive any further compensation or benefits hereunder, except compensation earned or accrued to the date of termination, whether pursuant to this Agreement or otherwise, and other benefits as required by law. For purposes hereof, a continuous period of Incapacity shall be deemed interrupted when the Executive returns to substantially full-time work for a continuous period of at least thirty (30) days.

          (c)  Special Termination Provisions
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               (i)  Other than as set forth elsewhere in this Section 5, during the term of this Agreement, the Executive's employment may be terminated only for Cause (as defined herein) as voted by two-thirds of all elected or appointed members of the Board of Directors of the Company, excluding the Executive (if he should so serve at such time). Only the following acts or omissions by the Executive shall be deemed to constitute "Cause": (A) deliberate dishonesty detrimental to the best interests of the Company; (B) willful and substantial disloyalty involving conflict of interest or self-dealing to the Company; and
(C) substantial and continuing willful failure to perform his duties and responsibilities as described herein, provided, however, in the case of (B) and
(C) above, only if such alleged conduct remains uncured for thirty (30) days following receipt of written notice therein.

               (ii) Notwithstanding the foregoing, by vote of two-thirds of all elected or appointed members of the Board of Directors of the Company (excluding the Executive, if he should so serve at such time), the Executive's employment may be terminated at any time without Cause, but (A) in the event such termination occurs after September 10, 1997, the Executive shall receive a single payment (less applicable withholding for taxes and other similar items) concurrent with such termination equal to one and one-half times the higher of:
(i) the aggregate of the Executive's Base Salary as adjusted under Section 4(a), benefits and bonuses due and payable under this Agreement during the current calendar year, and (ii) the aggregate compensation, benefits and bonuses actually received by the Executive during the preceding

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calendar year, or (B) in the event such termination occurs on or before
September 10, 1997, the Executive shall receive a single payment (less applicable withholding for taxes and similar such items) concurrent with such termination equal to the greater of: (i) the balance of the aggregate Executive's Base Salary, benefits and bonuses which would be due and payable to Executive under this Agreement for the period beginning on the date of termination and ending on September 10, 1997, or (ii) the amount payable under
Section 5(c)(ii)(A) above; provided that in connection with the calculation under Section 5(c)(ii)(A) above, if "no preceding calendar year" exists, then no such calculation shall be made.

     6.   Indemnification. During and after the term of this Agreement, the
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Company will indemnify the Executive against all claims brought against him which arise in the course of his employment by the Company pursuant to this Agreement (except for claims which arise under this Agreement), including all costs, expenses and legal fees incurred by the Executive in connection with such claims, to the maximum extent permitted under the corporate laws of the State of Delaware. This Section 6 shall survive termination of this Agreement and the termination of the Executive's employment, except a termination for Cause based upon the same, or substantially the same, facts as those on which the claim against the Executive is based and for which he seeks indemnification. Notwithstanding anything herein to the contrary, in the event of a willful breach of a material provision of this Agreement, the breaching party shall pay reasonable attorneys' fees and court costs (including, without limitation, all such fees, costs and expenses incident to appeals) of the non-breaching party incurred in any legal action or other proceeding brought for the enforcement of this Agreement. In the event that the directors or stockholders, act, vote or otherwise cause the Company to willfully breach a material provision of this Agreement, the Executive may, at his option, deem himself to have been terminated without Cause as set forth in Section 5(c)(ii) in lieu of all other damages and remedies available at law, in equity or otherwise.

     7.   Expenses. The Executive shall be entitled to receive prompt
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reimbursement by the Company for all reasonable expenses incurred by the
Executive in the performance of his duties hereunder, provided that the Executive properly accounts therefor in accordance with the Company's then-existing policies and procedures.

     8.   Stockholder's Agreement. The Executive agrees to execute substantially
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the same form of Stockholder's Agreement to apply to all stock in the Company held by him, as executed by other Senior Executives of the Company.

     9.   Notices. All notices and other communications required or desired to
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be given under the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or two days after deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid and addressed as follows:

     To the Company:     The Cornerstone Investments Group, Inc.
                         50 Rowes Wharf, Suite 420
                         Boston, MA 02110

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

                         Attention: President


     With a Copy to:     Nicolas A. Kensington, Esq.
                         Rich, May, Bilodeau & Flaherty, P.C.
                         294 Washington Street
                         Boston, MA 02108-4675

     To the Executive:   William T. End
                         3532 Timber Line
                         Cross Plains, WI 53528

or to such other address(es) as either party may from time to time notify the other party as provided herein.

     10.  Waiver of Breach. The waiver by either party of a breach of any
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provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     11.  Entire Agreement; Amendment. This Agreement contains the entire
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agreement between the parties with respect to the subject matter addressed herein and all prior discussions, understandings, negotiations and agreements are merged herein. This Agreement may not be changed orally but only by an agreement in writing signed by all of the parties hereto.

     12.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the internal laws (but not choice of law) of the Commonwealth of
Massachusetts, and shall be enforced only in courts located in the Commonwealth of Massachusetts. The parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and consent to service of process by registered mail, return receipt requested, or by any other manner provided by law.

     13.  Illegality. In case any one or more of the provisions of this
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Agreement should be adjudicated invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     14.  Counterparts. This Agreement may be executed in several counterparts,
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each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.

     15.  Arbitration. In the event that any dispute should arise between the
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parties hereto as to the validity of this Agreement or as to the construction, enforcement or performance of this Agreement, such dispute, subject to the provisions of this Section 15, shall be settled by arbitration before a single arbitrator selected by the Boston office of the American Arbitration Association, and conducted at Boston, Massachusetts, in accordance with the Commercial

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Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on all parties thereto, and judgment upon any award entered in such proceeding may be entered in any court having jurisdiction thereof. If determined by the arbitrator to be appropriate, the unsuccessful party to such arbitration shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party and such costs, expenses and attorneys' fees shall be included in and as part of such judgment or award. The determination of the arbitrator shall be conclusive on the matter of which party is successful for purposes hereof.

     16.  Noncompetition and Nondisclosure. The Executive agrees that as a
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condition of his employment he will execute simultaneously herewith and be bound by the terms of a certain Noncompetition and Nondisclosure Agreement (the "Nondisclosure Agreement") in the form attached hereto as Exhibit B, the terms of which are incorporated herein by reference.

     17.  Binding Effect. All of the terms and provisions of this Agreement,
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whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assigns. Notwithstanding the foregoing, this Agreement is personal to the Executive, and he may not assign any of his rights or obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.


/s/ William T. End            THE CORNERSTONE INVESTMENTS GROUP, INC.
----------------------
William T. End

                              By: /s/ Donald J. Steiner
                                 -------------------------------
                                  Donald J. Steiner
                                  Executive Officer and Managing Director

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

                                   EXHIBIT A

                   Current Directorships, Advisor Roles and
                 Activities for William T. End (April 4, 1995)
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                    Entity                        Role
                    ------                        ----

                Hannaford Bros.                 Director

                Gander Mountain                 Director

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